UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

2200 Northern Boulevard, East Hills, NY	11548
(Address of principal executive offices)	(Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
          In connection with the submission by Pall Corporation (the “Company”) of its Section 303A Annual Written Affirmation to the New York Stock Exchange (the “NYSE”), at the NYSE’s request, the Company is filing this Current Report on Form 8-K to set forth the various corporate governance matters required to be disclosed by Section 303A of the NYSE Listed Company Manual (the “Manual”). The NYSE has advised the Company that the disclosures set forth in this Current Report on Form 8-K will satisfy the requirements of Section 303A of the Manual.
Director Independence
          As required by Section 303A.01 of the Manual, the Company’s Board of Directors (the “Board”) has a majority of independent directors. The Company maintains Director Independence Standards (the “Standards”) consistent with those of the NYSE. The Standards are attached hereto as Exhibit 99 and are incorporated herein by reference.  As required by Section 303A.02 of the Manual, the Board has affirmatively determined that the following directors are independent under Section 303A.02 of the Manual and the Standards:  Daniel J. Carroll, Jr., Cheryl W. Grisé, John H. F. Haskell, Jr., Ulric S. Haynes, Jr., Dennis N. Longstreet, Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder and Edward Travagliani.  In addition, as further required by Section 303A.02 of the Manual, the Board has affirmatively determined that, other than in respect of their positions as directors, no material relationship exists between the Company and any independent director.
Executive Sessions of Non-Management Directors
          As required by the Company’s Corporate Governance Policy (the “Policy”) and Section 303A.03 of the Manual, the Company’s non-management directors hold regularly scheduled executive sessions without management present.  The Company’s independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. Currently, Daniel J. Carroll, Jr., the presiding independent director, is the chairperson for all meetings of the non-employee and independent directors. Shareholders or other parties interested in communicating directly with the Board as a group, non-management directors as a group or any individual director, including the presiding independent director, may do so by writing to the Corporate Secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, indicating to whose attention the communication should be directed.
Committees of the Board of Directors
          The Board has a standing Audit Committee, Nominating/Governance Committee, Compensation Committee and Executive Committee.  The Board has adopted a written charter for each of these committees. Each member of the Audit Committee meets the independence requirements of Section 303A.02 of the Manual, the Standards and Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Each member of the Nominating/Governance Committee and the Compensation Committee meets the independence requirements of Section 303A.02 of the Manual and the Standards.
Certification Requirements
          On December 8, 2006, the Company submitted its annual CEO certification to the NYSE regarding the Company’s compliance as of such date with the NYSE corporate governance listing standards (the “Corporate Governance Certification”) without qualification. However, as a result of the previously disclosed delay in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007 (the “2007 10-K”) due to the ongoing restatement of its previously issued financial statements for each of the eight fiscal years in the period ended July 31, 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007 and April 30, 2007, the Company has not yet completed the preparation of its audited financial statements for the fiscal year ended July 31, 2007. Therefore, the Company has not yet provided the disclosure required by Section 303A.12(a) with respect to the submission of the Corporate Governance Certification and the filing of the Company’s certification exhibits required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

          The Company will include the disclosure required by Section 303A.12(a) in the 2007 10-K and will file the Company’s certification exhibits required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 along with the 2007 10-K upon the completion of the preparation of the aforementioned restatement of financial statements and the audited financial statements for the fiscal year ended July 31, 2007.
Availability of Corporate Governance Documents
          The Company maintains codes of conduct and ethics that apply to every employee and to its directors, including a directors’ code of business conduct and ethics. The Company will disclose any waivers of the employee codes of conduct relating to its executive officers and any waivers of the directors’ code of business conduct and ethics on its website at www.pall.com in accordance with applicable law and the requirements of the NYSE corporate governance standards.
          Copies of the Company’s Board committee charters, the Code and the Policy are available on the Company’s website at www.pall.com. These documents, including the Standards, will also be furnished upon written request to the Corporate Secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, or by facsimile at 516-484-5895.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99	Director Independence Standards of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ FRANCIS MOSCHELLA

December 19, 2007	Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99	Director Independence Standards of the Company.

5